AMENDMENT NO. 1
                                       TO
                           PROPERTY PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 dated as of August 9, 2002 (this "Amendment") is made to the PROPERTY PURCHASE AGREEMENT (the "Agreement") dated as of April 23, 2002, by and between Gasco Energy, Inc. ("Gasco"), a Nevada corporation whose address is 14 Inverness Drive East, Suite 236, Englewood, Colorado 80112, and Shama Zoe Limited Partnership ("Shama Zoe"), a Colorado limited partnership whose address is 7128 South Poplar Lane, Englewood, Colorado 80112. Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Agreement.

                              W I T N E S S E T H:

     WHEREAS, Gasco desires to issue and sell shares of Gasco Stock, subject to registration rights, for an aggregate price of up to $10,000,000 in a private offering (the "Private Offering"); and

     WHEREAS, Sections 2.5 and 2.6 of the Agreement requires the prior written approval of the general partner of Shama Zoe in order for Gasco to consummate the Private Offering; and

     WHEREAS, Shama Zoe desires to grant such approval to Gasco subject to the terms set forth in this Amendment;

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

     1. Notwithstanding the provisions of Sections 2.5 and 2.6 of the Agreement, Shama Zoe hereby agrees that Gasco may issue the shares of Gasco Stock for an aggregate price of up to $10,000,000 (and for a price per share less than $1.80) in connection with the Private Offering, such shares being subject to registration rights. Notwithstanding the foregoing, Sections 2.5 and 2.6 of the Agreement shall remain in full force and effect in all other respects.

     2. Gasco hereby grants to Shama Zoe an option, exercisable at any time after the date hereof and until December 31, 2002, to sell up to 1,400,000 of its Gasco Shares to Gasco for a price of $1.00 per share. Shama Zoe may exercise this option by written notice to Gasco delivered at least two (2) days prior to the effective time of such purchase and sale, such effective time to be no later than December 31, 2002. In the event Shama Zoe sells any Gasco Shares to any third party prior to December 31, 2002, the number of shares subject to this option shall be reduced by the dollar amount of net proceeds received by Shama Zoe from each such sale, each such reduction to be effective as of the date of the corresponding sale.

      3. Section 2.2(a) of the Agreement is hereby amended to read in its entirety as follows:

     "(a) Within 30 days after the  closing  date of the Private  Offering,  the
          Company shall use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the "SEC"), a registration statement covering resales of the Gasco Shares and the shares issued in the Private Offering and such other documents as may be necessary in the opinion of counsel for the Company, and use its commercially reasonable efforts to have such registration statement declared effective by November 1, 2002 in order to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"). The Company will include in such registration statement the information required under the Securities Act to be so included concerning Shama Zoe, as provided by Shama Zoe, including any changes in such information that may be provided by Shama Zoe in writing to the Company from time to time. If the registration statement referred to above has not been declared effective by the SEC by November 1, 2002 and the cause of the delay is not related to circumstances beyond the Company's control (such as failure of the SEC to review and act on the registration statement or amendments to the registration statement in a timely manner), the Company shall pay liquidated damages of $.02 per share for every Gasco Share for each 30 day period of delay following November 1, 2002 ("Liquidated Damages"); provided, however, that if the period of such delay is less than 30 days, the total Liquidated Damages payable shall be equal to the amount payable for a 30-day delay multiplied by a fraction equal to the actual number of days of delay divided by 30. The foregoing payment shall constitute the sole monetary remedy available to Shama Zoe in the event that the Company does not comply with the deadlines set forth in this Section 2.2(a) with respect to the filing and effectiveness of such registration statement."

     4. As amended hereby, the Agreement is in all respects ratified, confirmed and approved and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SHAMA ZOE LIMITED PARTNERSHIP               GASCO ENERGY, INC.

By:      /s/ Gilman Hill                    By:   /s/ Mark A. Erickson
   -----------------------------                --------------------------------
         Gilman Hill, General Partner             Mark A. Erickson, President